UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2017

DIGITAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

(Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2017, Digital Power Corporation (the “Company”) and MTIX Ltd. entered into a three year, US $50 million purchase order to manufacture, install and service fabric treatment machines that utilize MTIX’s proprietary Multiplexed Laser Surface Enhancement (MLSE™) system.

The purchase order calls for a number of fabric treatment machines to be assembled over a three year period. The first two machines are to be installed by the end of December 31, 2017 with the number of machines to be assembled increasing each year and due by the end of August for each calendar year 2018 and 2019.

The first two machines calls for the assembly of the machines for costs plus a fixed fee due to the Company. Thereafter, the purchase order calls for the machines to purchased for a fix price, subject to changes under certain conditions.

The purchase order contains customary terms and conditions regarding payment milestones, quality control, warranties, and delivery requirements. Further, as customary in purchase orders, the purchase order may be cancelled by MTIX at anytime, subject to payments to the Company for time and material costs incurred to date and cancellation fees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Power Corporation
a California corporation

Dated: March 20, 2017	By:	/s/ Amos Kohn
Amos Kohn
President and Chief Executive Officer

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